UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

STEALTH TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-54635	27-2758155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 West Bay Drive, Suite 470

Largo, FL 33770

(Address of principal executive offices, including zip code)

(800) 579-0528

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock	STTH	OTC Markets “PINK”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On April 13, 2020, Timothy Cabrera provided notice of his intention to resign as a member of the Board of Directors of Stealth Technologies, Inc. (the “Company”), effective April 13, 2020 (the “Cabrera Resignation”). Mr. Cabrera did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company and its shareholders thank Mr. Cabrera for his many contributions.

On April 13, 2020, Brian McFadden provided notice of his intention to resign as a member of the Board of Directors of Stealth Technologies, Inc. (the “Company”), effective April 13, 2020 (the “McFadden Resignation”). Mr. McFadden did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company and its shareholders thank Mr. McFadden for his many contributions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEALTH TECHNOLOGIES, INC.

Date: April 15, 2020	By:	/s/ Alexander J. Clair
Alexander J. Clair
President & Chief Executive Officer